Exhibit 2.2

AMENDMENT

TO

PLAN AND AGREEMENT OF MERGER

US ALLIANCE CORPORATION,

ALLIANCE MERGER SUB, INC.

AND

NORTHERN PLAINS CAPITAL CORPORATION

This Amendment, dated as of May 23, 2017 (this “Amendment”), is entered into by and among by and among US Alliance Corporation, a Kansas corporation (“USAC”), Alliance Merger Sub, Inc., a Kansas corporation (“ANDC”), and Northern Plains Capital Corporation, a North Dakota corporation (“NPCC”).

WHEREAS, USAC, ANDC and NPCC have entered into that certain Plan and Agreement of Merger, dated as of May 23, 2017 (the “Merger Agreement”);

WHEREAS, it has come to the attention of the parties that the Merger Agreement was executed by a to-be-formed North Dakota entity, Alliance Merger Sub Inc., which had not been incorporated as of its execution of the Merger Agreement;

WHEREAS, the parties now desire that ANDC be incorporated as a Kansas corporation;

WHEREAS, ANDC was incorporated as a Kansas corporation as of May 23, 2017;

WHEREAS, the Merger Agreement was executed prior to the completion of Exhibit 2.2(b) thereto;

WHEREAS, the parties have agreed to amend the Merger Agreement to reflect the foregoing; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:

1.            Amendment. The Merger Agreement is hereby amended as follows:

1.1     The Merger Agreement is hereby amended to delete all references to ANDC as a North Dakota corporation and instead refer to ANDC as a Kansas corporation.

1.2     Section 1.1 of the Merger Agreement is hereby amended to insert the words “and the Kansas General Corporations Code (the “KGCC”) following the parenthetical (“NDBCA”) in the third line thereof.

1.3     Section 1.3 of the Merger Agreement is hereby amended to provide that the Merger will be consummated by executing and filing the Articles of Merger with the Secretary of State of the State of Kansas in accordance with Section 17-6701 of the KGCC, and to change all other references therein to the Secretary of State of the State of North Dakota to the Secretary of State of the State of Kansas.

1.4     Section 1.4 of the Merger Agreement is hereby amended to insert the words “and the KGCC” at the end thereof.

1.5     Section 2.2(b) is hereby amended to delete the words “in substantially the form of Exhibit 2.2(b) attached to this Agreement” beginning in the second line thereof, and insert the words “in the form agreed to by the parties” in replacement thereof.

1.6     Exhibit 2.2(b) to the Merger Agreement is hereby deleted in its entirety.

1.7     Section 6.1 is hereby amended to add a new sub-section (d) to read as follows:

(d) The Escrow Agreement shall have been agreed to and executed by the parties thereto.

2.           Effect Upon the Merger Agreement. Except as specifically amended above, the Merger Agreement shall remain in full force and effect in accordance with its terms.

3.           Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or digital copy of a signature hereto shall be fully effective as if an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have set their signatures this 23rd day of May, 2017.

US ALLIANCE CORPORATION

By:	/s/ Jack H. Brier
Name:	Jack H. Brier
Title:	President and Chairman

NORTHERN PLAINS CAPITAL CORPORATION

By:	/s/ Jim Poolman
Name:	Jim Poolman
Title:	Chairman

ALLIANCE MERGER SUB, INC.

By:	/s/ Jack H. Brier
Name:	Jack H. Brier
Title:	President